
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the consolidated Balance Sheet and Consolidated Income Statement and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-START>                             JAN-01-1995
<PERIOD-END>                               SEP-30-1995
<CASH>                                              13
<SECURITIES>                                         0
<RECEIVABLES>                                       60
<ALLOWANCES>                                         5
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0<F1>
<PP&E>                                            3118
<DEPRECIATION>                                    1331
<TOTAL-ASSETS>                                    2530
<CURRENT-LIABILITIES>                                0<F1>
<BONDS>                                           1067<F2>
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                         730
<TOTAL-LIABILITY-AND-EQUITY>                      2530
<SALES>                                              0
<TOTAL-REVENUES>                                   530
<CGS>                                                0
<TOTAL-COSTS>                                      231<F3>
<OTHER-EXPENSES>                                    90<F4>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                  75
<INCOME-PRETAX>                                     93<F5>
<INCOME-TAX>                                        37
<INCOME-CONTINUING>                                 71
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                        71
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Not applicable because GATC has an unclassified balance sheet.
<F2>This value consists of two components:  Long-term debt of 952 million and
    Capital Lease Obligations of 115 million. Short-term debt is not included in this calculation.
<F3>This value represents Operating Expenses on the Consolidated Income
    Statement.
<F4>This value consists of the Provision for Depreciation and Amortization on the Consolidated Income Statement.
<F5>This value represents Income Before Income Taxes and Equity in Net
    Earnings of Affiliated Companies.


